UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 17, 2012

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2012, Orchard Supply Hardware Stores Corporation (the “Company”) announced that the Company, Orchard Supply Hardware LLC, a subsidiary of the Company (the “Borrower”), certain subsidiaries of the Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as ABL Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners entered into a Third Amended and Restated Senior Secured Credit Agreement (the “Credit Agreement”). The Credit Agreement replaces in its entirety the Second Amended and Restated Senior Secured Credit Agreement dated as of January 29, 2010, as amended by the Consent and First Amendment to Credit Agreement dated as of December 21, 2011 (the “Existing Agreement”).

The Existing Agreement was amended and restated to, among other things:

•	increase the facility to include a $120,000,000 Revolving Facility and a $7,500,000 FILO Term Facility, both fully committed between Wells Fargo Bank, National Association and Bank of America, N.A.;

•	mature on the earlier of October 17, 2017 and the date which is 90 days prior to the final maturity date of any portion of the Company’s Senior Secured Term Loan;

•	contain an accordion provision that, subject to certain conditions, allows the Company to expand the facility by up to $50 million;

•	contain a provision that, subject to certain conditions, allows the Company to expand the facility with the addition of a last-in-last-out term loan tranche;

•

decreases the interest rate on the revolving credit facility to LIBOR plus an applicable margin which ranges from 1.50% to 2.00% based on availability under the line, which compares to a range of LIBOR plus 2.50% to 3.25% on the Company’s prior facility; and

•

replace the springing fixed charge coverage ratio financial covenant with a minimum availability covenant, requiring that the Company maintain availability equal to the greater of (x) 10% of maximum availability (calculated without giving effect to the FILO Commitments) and (y) $12 million.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Third Amended and Restated Senior Secured Credit Agreement, dated as of October 17, 2012, among Orchard Supply Hardware LLC, as Borrower, Orchard Supply Hardware Stores Corporation, those certain Subsidiaries of the Borrower parties thereto, the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as ABL Administrative Agent and Collateral Agent for the Lenders, Bank of America, N.A., as Syndication Agent and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2012	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary